Notice of Guaranteed Delivery
                     to Tender MMP Shares (as defined below)
                                       of
            First Trust/Four Corners Senior Floating Rate Income Fund
                                  (the "Fund")

                        Pursuant to the Offer to Purchase
                               dated June 16, 2009

         This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the MMP Shares (as defined below) of the Fund and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or before 5:00 P.M., Eastern time, July 14, 2009, or such later date to which the Offer is extended (the "Expiration Date").
Such form may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before 5:00 P.M., Eastern time on the Expiration Date. See Section 4 of the Offer to Purchase.

                        The Depositary for the Offer is:


                      Deutsche Bank Trust Company Americas

                           (800) 735-7777 (toll free)

By First Class Mail, By Overnight Courier, By Hand:

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
                               By Registered Certified
                               or Express Mail
By First Class Mail:           or Overnight Courier:         By Hand:

DB Services Tennessee, Inc.    DB Services Tennessee, Inc.   DB Services Tennessee, Inc.
P.O. Box 305050                648 Grassmere Park Road       648 Grassmere Park Road
Nashville, Tennessee 37211     Nashville, Tennessee 37211    Nashville, Tennessee 37211
Attn: Reorganization Unit      Attn: Reorganization Unit     Attn: Reorganization Unit


By Facsimile Transmission or Email:

      By Facsimile Transmission:              By Email:
      (615) 866-3889                          DB.Reorg@db.com


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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Ladies and Gentlemen:

         The undersigned hereby tenders to the Fund named below, upon the terms and subject to the conditions set forth in its Offer to Purchase dated June 16, 2009 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, MMP Shares (as defined below), pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

         For First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts business trust, "MMP Shares" means its outstanding Money Market Cumulative Preferred Shares, par value $0.01 per share ("MMP Shares"), with a liquidation preference of $25,000 per share.


     First Trust/Four Corners Senior
        Floating Rate Income Fund
 ________________________________________    __________________________________
               Name of Fund                                Signature

 ________________________________________    __________________________________
check here if the shares will be tendered     Name(s) of Tendering Institution
         by book-entry transfer

 ________________________________________    __________________________________
      Number of MMP Shares tendered                        (Address)

                                             __________________________________
                                                          (Zip Code)

 ________________________________________    __________________________________
              Account Number                  (Area Code and Telephone Number)

                                    Guarantee
                    (Not to be Used for Signature Guarantee)

         The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) "own(s)" the MMP Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of MMP Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the MMP Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the NYSE Amex after the date hereof.

         The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

            First Trust/Four Corners Senior Floating Rate Income Fund
______________________________________________________________________________
                                 (Name of Fund)

______________________________________________________________________________
                                 (Name of Firm)

______________________________________________________________________________
                             (Authorized Signature)

______________________________________________________________________________
                                     (Name)

______________________________________________________________________________
                                    (Address)

______________________________________________________________________________
                                   (Zip Code)

______________________________________________________________________________
                        (Area Code and Telephone Number)

Dated: _______, 2009.



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